                                                                                                                                                                                                         Exhibit 10.4

THIRD AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT
Third Amendment to First Amended and Restated Loan Agreement, dated the 15th day of September, 2014, by and among Matthews International Corporation, a Pennsylvania corporation (the "Borrower"), the Banks (as defined in the Loan Agreement (as hereinafter defined)), Citizens Bank of Pennsylvania, a Pennsylvania banking institution, in its capacity as administrative agent for the Banks (in such capacity, the "Agent"), and PNC Bank, National Association, a national banking association, in its capacity as syndication agent for the Banks (in such capacity, the "Syndication Agent") (this "Third Amendment").
W I T N E S S E T H:
WHEREAS, pursuant to that certain First Amended and Restated Loan Agreement, dated July 18, 2013, by and among the Borrower, the Banks party thereto, the Agent, and the Syndication Agent, as amended by that certain: (i) First Amendment to First Amended and Restated Loan Agreement, dated July 29, 2014, by and among the Borrower, the Banks party thereto, the Agent, and the Syndication Agent; and (ii) Second Amendment to First Amended and Restated Loan Agreement, dated July 29, 2014, by and among the Borrower, the Banks party thereto, the Agent, and the Syndication Agent (as may be further amended, modified, supplemented or restated from time to time, the "Loan Agreement"), the Banks agreed, among other things, to extend a revolving credit facility to the Borrower in an aggregate principal amount not to exceed Nine Hundred Million and 00/100 Dollars ($900,000,000.00);
WHEREAS, the Borrower desires to amend certain provisions of the Loan Agreement, and the Banks and Agent and shall permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.            All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.
2.            Section 1.01 of the Loan Agreement is hereby amended by deleting the following definition in its entirety and in its stead inserting the following:
"Loan Document" or "Loan Documents" shall mean, singularly or collectively as the context may require, (i) this Agreement, (ii) the Notes, (iii) the Notice of Waiver of Rights, (iv) the Guaranty Agreements, (v) the Pledge Agreements, (vi) the Letters of Credit, (vii) the Letter of Credit Related Documents and (viii) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, restated, replaced, extended or supplemented from time to time.
3.            Section 1.01 of the Loan Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:
"New UK LLP" shall mean MATW UK Holding LLP, a limited liability partnership formed in the United Kingdom.
4.            Clause (iii) of Section 6.04 of the Loan Agreement is hereby deleted in its entirety and in its stead is inserted the following:
(iii) the sale, transfer or lease of assets by (A) a Subsidiary of a Loan Party to a Loan Party or a Loan Party to a Subsidiary of a Loan Party, (B) a Loan Party to another Loan Party, (C) a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party or (D) a Loan Party of all but not less than all of its equity interests in a Foreign Subsidiary to New UK LLP or a wholly-owned (whether directly or indirectly) Subsidiary of New UK LLP,
5.            Schedule 3.21 to the Loan Agreement is hereby deleted in its entirety and replaced by Schedule 3.21 attached hereto.
6.            The provisions of Section 2 through 5 of this Third Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:
(a)	this Third Amendment, duly executed by the Borrower and the Majority Banks;
(b)	the documents listed in the Preliminary Closing Checklist set forth on Exhibit A attached hereto and made a part hereof; and
(c)	such other documents as may be reasonably requested by the Agent.
7.            The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.
8.            The Borrower acknowledges and agrees that each and every document, instrument or agreement which at any time has secured payment of the Borrower's Indebtedness under the Loan Agreement including, but not limited to, (i) the Loan Agreement and (ii) the Guaranty Agreements continue to secure prompt payment when due of the Borrower's Indebtedness under the Loan Agreement.
9.            The Borrower hereby represents and warrants to the Banks and the Agent that (i) the Borrower has the legal power and authority to execute and deliver this Third Amendment; (ii) the officers of the Borrower executing this Third Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Borrower or any Law applicable to the Borrower or result in a breach of any provision of or constitute a default which would have a Material Adverse Effect under any other agreement, instrument or document binding upon or enforceable against the Borrower and (iv) this Third Amendment, the Loan Agreement and the documents executed or to be executed by the Borrower in connection herewith or therewith constitute valid and binding obligations of the Borrower in every respect, enforceable in accordance with their respective terms.
10.            The Borrower represents and warrants that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this Third Amendment or the performance or observance of any provision hereof; (ii) except as amended pursuant to this Third Amendment, the Schedules attached to and made part of the Loan Agreement are true and correct as of the date hereof in all material respects and there are no material modifications or supplements thereto; and (iii) it presently has no claims or actions of any kind at law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Agreement or the other Loan Documents.
11.            The Majority Banks, by their execution of this Third Amendment, hereby expressly consent to the Agent entering into certain amendments to and/or amendments and restatements of certain of the Pledge Agreements on or before October 31, 2014, as applicable and reasonably deemed necessary by the Agent, including all exhibits, attachments, and schedules thereto, as more fully described in Preliminary Closing Checklist attached hereto as Exhibit A and made a part hereof.
12.            Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.
13.            The agreements contained in this Third Amendment are limited to the specific agreements made herein.  Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.  This Third Amendment amends the Loan Agreement and is not a novation thereof.
14.            This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
15.            This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles or the conflicts thereof.  The Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Third Amendment.
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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Third Amendment to be duly executed, as a document under seal, by their duly authorized officers on the day and year first above written.
ATTEST By: Name: Title:	Matthews International Corporation By:___________________________________ Name: _______________________________ Title: ________________________________
Citizens Bank of Pennsylvania, as Agent and for itself as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
PNC Bank, National Association, as Syndication Agent and for itself as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________

Wells Fargo Bank, National Association., as Co-Documentation Agent and for itself as a Bank

By:___________________________________
Name:  _______________________________
Title:  ________________________________

HSBC Bank USA, National Association, as Co-Documentation Agent and for itself as a Bank

By:___________________________________
Name:  _______________________________
Title:  ________________________________

JPMorgan Chase Bank, N.A., as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
Bank of America, N.A., as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
Fifth Third Bank, an Ohio banking corporation, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
SunTrust Bank, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
The Huntington National Bank, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
TD Bank, N.A., as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
MUFG Union Bank, N.A. f/k/a Union Bank, N.A., as a Bank By:___________________________________ Name: Carlos Cruz Title: Vice President
First National Bank of Pennsylvania, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
The Northern Trust Company, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________
First Commonwealth Bank, as a Bank By:___________________________________ Name: _______________________________ Title: ________________________________

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Schedule 3.21
Subsidiaries

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EXHIBIT A
Preliminary Closing Checklist

See Attached

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